Exhibit 10.1
Consent of the Independent Registered Public Accounting Firm to the Board of Directors of Credit Suisse Group, Zurich
We consent to the incorporation by reference in the registration statement (No. 333-132936) on Form F-3/A and in the registration statement (No. 333-101259) on Form S-8 of Credit Suisse Group of our reports dated March 23, 2007, with respect to the consolidated balance sheets of Credit Suisse Group and subsidiaries (the "Group") as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, comprehensive income, and cash flows, and notes thereto, for each of the years in the three-year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal controls over financial reporting as of December 31, 2006, which reports appear in the Group's Annual Report 2006 incorporated by reference in the Group's annual report on Form 20-F for the year ended December 31, 2006.

Our reports contain an explanatory paragraph that states that in 2006 the Group changed its method of accounting for defined benefit pension plans, in 2005 the Group changed its method of accounting for share-based compensation and in 2004 the Group changed its method of accounting for certain variable interest entities.

KPMG Klynveld Peat Marwick Goerdeler SA

/s/ David L. Jahnke /s/ Robert S. Overstreet

David L. Jahnke Robert S. Overstreet Auditor in Charge

Zurich, Switzerland March 26, 2007